UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, NJ 07728

(732) 577-9997

Fax: (732) 577-9980

FOR IMMEDIATE RELEASE	April 2, 2019

Contact:	Nelli Madden
732-577-4062

UMH PROPERTIES, INC. PUBLISHES ITS 2018 ANNUAL REPORT

FREEHOLD, NJ, April 2, 2019…….UMH Properties, Inc. (NYSE:UMH), a real estate investment trust (REIT) specializing in manufactured home communities, announced today that it has published its 2018 Annual Report. It is now available on the Company’s website at www.umh.reit.

Samuel A. Landy, President and Chief Executive Officer, commented, “We are proud to announce that our 2018 Annual Report is now up on our website. 2018 was another great year for UMH during which we continued to successfully execute our long-term business plan. We encourage everyone to read our Annual Report to understand our company and our future outlook.”

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 118 manufactured home communities with approximately 21,500 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan and Maryland. In addition, the Company owns a portfolio of REIT securities.

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